October 30, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                         RE: Filing of Prospectus Supplement
                                             Pursuant to Rule 424;
                                             Registration #333-38370

Gentlemen:

Pursuant to the provisions of Rule 424(b)2 of the Rules and Regulations under the Securities Act of 1933, as amended, we enclose for filing the following copy of the Prospectus Supplement dated October 31, 2001, with respect to the above Registration Statement.

In accordance with Rule 424(c), only the Prospectus Supplement is being filed because it will be attached to a form of Prospectus that previously has been filed. The Prospectus Supplement includes a cross reference on the cover thereof to the date of the related Prospectus.


                                         Very truly yours,

                                         F.N.B. Corporation

                                         /s/John D. Waters

                                         John D. Waters
                                         Vice President and
                                         Chief Financial Officer


JDW/dg
Misc\misc\JDWsecexchVI
Enclosures


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PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 13, 2000)

                               F.N.B. CORPORATION

                                  $250,000,000
                                       OF
                     SUBORDINATED TERM NOTES AND DAILY NOTES

     The following interest rates are applicable effective October 31, 2001:


                                                          ANNUAL
                                                       INTEREST RATE
                                                       -------------
  Subordinated Daily Notes (1):                                5.00%

  Subordinated Special Daily Notes (2):                         n/a

  Subordinated Term Notes (3):
         3 Month                                               5.02%
         6 Month                                               5.03%
         9 Month                                               5.08%
        12 Month                                               5.08%
        15 Month                                                n/a
        18 Month                                               5.10%
        21 Month                                                n/a
        24 Month                                               5.25%
        27 Month                                                n/a
        30 Month                                               5.29%
        36 Month                                               5.34%
        48 Month                                               5.39%
        60 Month                                               5.44%
        84 Month                                               5.49%
       120 Month                                               5.58%

  (1) FNB is presently offering Daily Notes only to (i) existing Daily Note holders and (ii) any Term Note holder who desires to transfer the principal amount of his or her Term Note, upon its maturity, to a Daily Note.
  (2) FNB has discontinued the offer and sale of Special Daily Notes.
  (3) FNB is presently offering Term Notes only to (i) any existing Daily Note holder who desires to redeem his or her Daily Note and transfer the principal amount thereof to a Term Note, and (ii) any existing Term Note holder who desires to transfer the principal amount of his or her Term Note, upon its maturity, to a Term Note having a different term.

              This Prospectus Supplement is dated October 31, 2001


          CH\RATES\SECDRA2               JMK               30-Oct-01


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